Exhibit 99.1

Item 6. Selected Financial Data

The following table sets forth selected financial data on a consolidated historical basis for the Company. This information should be read in conjunction with the discussions set forth in Item 7—”Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Certain prior year amounts have been reclassified to conform to the 2005 presentation.

	For the Years Ended December 31,
	2005		2004		2003		2002		2001
	(In thousands, except per share data and ratios)
OPERATING DATA:
Interest income	$406,668		$351,972		$302,915		$254,746		$254,119
Operating lease income	305,120		278,262		223,721		200,792		146,598
Other income	81,440		56,063		38,153		28,878		30,921
Total revenue	793,228		686,297		564,789		484,416		431,638
Interest expense	313,053		232,728		194,662		185,012		169,585
Operating costs—corporate tenant lease assets	22,639		21,645		10,939		6,397		4,929
Depreciation and amortization	71,512		62,904		49,070		41,025		29,093
General and administrative	61,229		47,912		38,153		30,449		24,151
General and administrative—stock based compensation	2,758		109,676		3,633		17,998		3,574
Provision for loan losses	2,250		9,000		7,500		8,250		7,000
Loss on early extinguishment of debt	46,004		13,091		—		12,166		1,620
Total costs and expenses	519,445		496,956		303,957		301,297		239,952
Income before equity in earnings from joint ventures, minority interest and other items	273,783		189,341		260,832		183,119		191,686
Equity in earnings (loss) from joint ventures	3,016		2,909		(4,284)		1,222		7,361
Minority interest in consolidated entities	(980)		(716)		(249)		(162)		(218)
Cumulative effect of change in accounting principle(1)	—		—		—		—		(282)
Income from continuing operations	275,819		191,534		256,299		184,179		198,547
Income from discontinued operations	5,740		25,538		30,691		30,374		30,220
Gain from discontinued operations	6,354		43,375		5,167		717		1,145
Net income	$287,913		$260,447		$292,157		$215,270		$229,912
Preferred dividend requirements	(42,320)		(51,340)		(36,908)		(36,908)		(36,908)
Net income allocable to common shareholders and HPU holders(2)	$245,593		$209,107		$255,249		$178,362		$193,004

Basic earnings per common share(3)	$2.13		$1.87		$2.52		$1.98		$2.24

Diluted earnings per common share(3)(4)	$2.11		$1.83		$2.43		$1.93		$2.19

Dividends declared per common share(5)	$2.93		$2.79		$2.65		$2.52		$2.45

SUPPLEMENTAL DATA:
Adjusted diluted earnings allocable to common shareholders and HPU holders(6)(8)	$391,884		$270,946		$341,777		$262,786		$254,095
EBITDA(7)(8)	$677,241		$561,849		$543,235		$448,673		$435,675
Ratio of EBITDA to interest expense	2.16	x	2.41	x	2.79	x	2.42	x	2.56	x
Ratio of EBITDA to combined fixed charges(9)	1.91	x	1.98	x	2.34	x	2.02	x	2.10	x
Ratio of earnings to fixed charges(10)	1.89	x	1.84	x	2.35	x	2.01	x	2.14	x
Ratio of earnings to fixed charges and preferred stock dividends(10)	1.67	x	1.51	x	1.97	x	1.68	x	1.76	x
Weighted average common shares outstanding basic	112,513		110,205		100,314		89,886		86,349
Weighted average common shares outstanding diluted	113,703		112,464		104,101		92,649		88,234
Cash flows from:
Operating activities	$515,919		$353,566		$334,673		$344,979		$287,710
Investing activities	(1,406,121)		(465,636)		(970,765)		(1,149,206)		(345,012)
Financing activities	917,150		120,402		700,248		804,491		50,220

	For the Years Ended December 31,
	2005		2004		2003		2002		2001
	(In thousands, except per share data and ratios)
BALANCE SHEET DATA:
Loans and other lending investments, net	$4,661,915		$3,938,427		$3,694,709		$3,045,966		$2,373,251
Corporate tenant lease assets, net	3,115,361		2,877,042		2,535,885		2,291,805		1,781,565
Total assets	8,532,296		7,220,237		6,660,590		5,611,697		4,380,640
Debt obligations	5,859,592		4,605,674		4,113,732		3,461,590		2,495,369
Minority interest in consolidated entities	33,511		19,246		5,106		2,581		2,650
Shareholders’ equity	2,446,671		2,455,242		2,415,228		2,025,300		1,787,778

SUPPLEMENTAL DATA:
Total debt to shareholders’ equity	2.4	x	1.9	x	1.7	x	1.7	x	1.4	x

Explanatory Notes:

(1)          Represents one-time effect of adoption of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” as of January 1, 2001.

(2)          HPU holders are Company employees who purchased high performance common stock units under the Company’s High Performance Unit Program.

(3)          For the 12 months ended December 31, 2005, net income used to calculate earnings per basic and diluted common share excludes $6,043 and $5,983 of net income allocable to HPU holders, respectively. For the 12 months ended December 31, 2004, net income used to calculate earnings per basic and diluted common share excludes $3,314 and $3,265 of net income allocable to HPU holders, respectively. For the 12 months ended December 31, 2003, net income used to calculate earnings per basic and diluted common share excludes $2,066 and $1,994 of net income allocable to HPU holders, respectively.

(4)          For the 12 months ended December 31, 2005, 2004 and 2003, net income used to calculate earnings per diluted common share includes joint venture income of $28, $3 and $167, respectively.

(5)          The Company generally declares common and preferred dividends in the month subsequent to the end of the quarter.

(6)          Adjusted earnings represents net income allocable to common shareholders and HPU holders computed in accordance with GAAP, before depreciation, depletion, amortization, gain (loss) from discontinued operations, extraordinary items and cumulative effect of change in accounting principle. For the year ended December 31, 2004, adjusted earnings includes a $106.9 million charge related to performance-based vesting of 100,000 restricted shares granted under the Company’s long-term incentive plan to the Chief Financial Officer, the vesting of 2.0 million phantom shares on March 30, 2004 to the Chief Executive Officer, the one-time award of Common Stock with a value of $10.0 million to the Chief Executive Officer, the vesting of 155,000 restricted shares granted to several employees and the Company’s share of taxes associated with these transactions. For the year ended December 31, 2002, adjusted earnings includes the $15.0 million charge related to the performance based vesting of restricted shares granted under the Company’s long-term incentive plan. For years ended December 31, 2005, 2004, 2003, 2002 and 2001, adjusted diluted earnings includes approximately $7.5 million, $9.8 million, $0, $4.0 million and $1.0 million, respectively, of cash paid for prepayment penalties associated with early extinguishment of debt. (See Item 7—”Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a reconciliation of adjusted earnings to net income).

(7)          EBITDA is calculated as net income plus the sum of interest expense, depreciation, depletion and amortization (which includes the interest expense, depreciation, depletion and amortization reclassed to income from discontinued operations).

	For the Years Ended December 31,
	2005	2004	2003	2002	2001
	(In thousands)
Net income	$287,913	$260,447	$292,157	$215,270	$229,912
Add: Interest expense(1)	313,053	232,919	194,999	185,362	170,121
Add: Depreciation, depletion and amortization(2)	76,275	68,483	56,079	48,041	35,642
EBITDA	$677,241	$561,849	$543,235	$448,673	$435,675

Explanatory Notes:

(1)            For the years ended December 31, 2005, 2004, 2003, 2002 and 2001, interest expense includes $0, $190, $337, $348 and $536, respectively, of interest expense reclassed to discontinued operations.

(2)            For the years ended December 31, 2005, 2004, 2003, 2002 and 2001, depreciation and amortization includes $1,558, $5,579, $7,009, $7,016 and $6,549, respectively, of depreciation and amortization reclassed to discontinued operations.

(8)             Both adjusted earnings and EBITDA should be examined in conjunction with net income as shown in the Consolidated Statements of Operations. Neither adjusted earnings nor EBITDA should be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is either measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. Rather, adjusted earnings and EBITDA are additional measures the Company uses to analyze how its business is performing. Its should be noted that the Company’s manner of calculating adjusted earnings and EBITDA may differ from the calculations of similarly-titled measures by other companies.

(9)             Combined fixed charges are comprised of interest expense (including amortization of original issue discount) and preferred stock dividend requirements.

(10)       For the purposes of calculating the ratio of earnings to fixed charges, “earnings” consist of income from continuing operations before adjustment for minority interest in consolidated subsidiaries, or income or loss from equity investees, income taxes and cumulative effect of change in accounting principle plus “fixed charges” and certain other adjustments. “Fixed charges” consist of interest incurred on all indebtedness related to continuing and discontinued operations (including amortization of original issue discount) and the implied interest component of the Company’s rent obligations in the years presented.